EXHIBIT 99.1

SunTrust Robinson Humphrey 36th Annual Institutional Conference April 10, 2007 Jimmy Tallent President and Chief Executive Officer Rex Schuette Chief Financial Officer For further information contact: Office: (706) 781-2265 Email: rex_schuette@ucbi.com

Cautionary Statement This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to United Community Banks, Inc. Annual Report filed on Form 10-K with the Securities and Exchange Commission. This presentation also contains non-GAAP financial measures, as defined by the Federal Securities Laws. For a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and a reconciliation of the differences between those measures and the non-GAAP financial measures, please refer to "Selected Financial Data" in the United Community Banks, Inc. Annual Report filed on Form 10-K with the Securities Exchange Commission, which may be found on the company's Web site, www.ucbi.com.

United at a Glance 26 community banks, 103 banking offices $7.1 billion in assets $1.5 billion market cap Unique footprint - fast growing markets Decentralized model

Progress Over the Past Year Executed balanced growth strategy Made significant reinvestments in franchise Opened ten de novo offices Acquired bank in north metro Atlanta (Q4-06) Continued record earnings 16 percent EPS growth - Q4 and 2006

Business Model Model that provides superior service and operating autonomy Community bank service, large bank resources Unique footprint with substantial opportunities Many of fastest growing markets in the United States Balanced growth strategy Mostly organic supported by de novos and selective acquisitions

Operating Model -Competitive Difference Twenty-six community banks Local CEOs with deep roots in their communities Resources of $7.1 billion bank Service is point of differentiation Golden rule of banking "The Bank That Service Built" Ongoing customer surveys 90+ percent satisfaction

Unique Footprint 19 of 100 fastest-growing counties in the country Strong demographics Families, retirees, second homebuyers, small businesses Today's opportunity Deposits of $67 billion United has 8 percent Tomorrow's opportunity Projected population growth of 39 percent Compares to U.S. population growth of 14 percent

Balanced Growth Strategy -Right People in Right Communities Organic - 70 percent We don't buy growth; we grow what we buy De novo - right people in right markets Profitability target of 18 to 24 months Selective mergers - cultural fit, strong team $100 million to $400 million in assets Expense discipline - efficiency ratio 56 to 58 percent Positive operating leverage contributes to control

Assets: $830 million Deposits: $720 million Banks: 6 Offices: 20 Market cap: $160 million The United Footprint -10 Years Ago

The United Footprint -Today Assets: $7.1 billion Deposits: $6.1 billion Banks: 26 Offices: 103 Market cap: $1.5 billion

Expansion, 2005 and 2006 -Reinvesting in Our Franchise Opened two new banks Acquired a bank Added 13 de novo offices

Metro Atlanta Expansion Entered the market in 2000 Banks: 9 Offices: 34 Assets: $2.1 billion Deposits: $109 billion Population: 5.2 million 37% projected growth - 2000 to 2010 14 of the 100 fastest growing counties Atlanta MSA

First Bank of the South: 5 banking offices, 1 LPO Asset - $675 million Gwinnett County: Population 790k to reach 1.0 million by 2010 United will have 4% of a $11 billion market Metro Atlanta Expansion -Completes Circle Around Atlanta

Expansion Markets -Excellent Growth Opportunities Population: 5 million Deposits: $90 billion

Proven Record of High Quality Growth ($ actual)

Proven Record of High Quality Growth

Continuing Record of High Quality Growth ($ in millions) Total Revenue Operating Expense Net Income EPS Loans Deposits 72.1 42.5 18.4 ..44 61.3 37.1 15.2 ..38 18 15 21 16 Fourth Quarter 2006 2005 % Full Year 2006 2005% 272.4 162.1 68.8 1.66 5,377 5,773 230.8 140.8 56.7 1.43 4,398 4,478 18 15 21 16 22 29

Continuing Record of Profitable Growth Return on Tangible Equity Return on Equity Return on Assets Net Interest Margin Efficiency Ratio 17.49 13.26 1.10 3.99 55.93 18.20 13.30 1.05 3.94 56.61 Fourth Quarter 2006 2005 Full Year 2006 2005 17.52 13.28 1.09 4.05 56.35 18.99 13.46 1.04 3.85 57.77 Key Ratios: % % % %

Diversified Lending

Diversified Lending

Diversified Lending

Diversified Lending

Excellent Credit Quality Net Charge-Offs Percent of Average Loans Non-Performing Assets Percent of Total Assets Allowance as a Percent of Total Loans Allowance as a Percent of NPLs $5.5 ..12% $13.7 ..19% 1.24% 534% $5.7 ..14% $13.0 ..22% 1.22% 447% $3.6 ..11% $8.7 ..17% 1.26% 588% $4.1 ..15% $7.6 ..19% 1.28% 583% 2006 2005 2004 2003

Growing Base of Deposits -Emphasis on Core Deposits

Analyst Mean EPS Estimates $ .44 ..46 1.89 2.12 Mean EPS Estimate $ .45 ..47 1.92 2.20 High $ .43 ..45 1.85 2.05 Low Quarter/Year Q1-07 Q2-07 2007 2008 Analysts 9 9 9 9 United's Guidance for Remainder of 2007: Core loan growth of 6% to 10% Net interest margin - maintain 4% EPS growth of 12% to 15% - lower end of range

Why Invest in UCBI High quality growth over a long period of time Business model Commitment to shareholder value Ownership